UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2019

Date of Report (Date of earliest event reported)

Toga Limited
(Exact name of registrant as specified in its charter)

Nevada	333-138951	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy Suite 500 Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

(702) 990-3578

(Registrant's telephone number)

__________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2019, Toga Limited (the “Company”), appointed Alexander D. Henderson as Chief Financial Officer (and in such capacity, as the Company’s principal financial officer and principal accounting officer, as defined under applicable securities regulations), with such appointment effective as of February 8, 2019. Prior to joining the Company, Mr. Henderson (53 years old), in October 2016 obtained a CFO position with Cingular Staffing in Fullerton, California. His duties included conforming the company’s financials to GAAP standards, engaging a PCAOB audit firm and SEC counsel and preparing the company for public filings. Mr. Henderson also produced 5-year financial projections that obtained an initial term sheet for $20 million from an investment bank.

From August 2015 to October 2016, Mr. Henderson acted as an executive, financial and operational business consultant, working with small companies to make their financials GAAP compliant and acceptable for filing with the SEC to become a public company. From June 2015 to October 2016, Mr. Henderson worked with Street Strider, a manufacturer of an elliptical bicycle using retail and ecommerce as a form of selling. Mr. Henderson worked with an entrepreneur on a new concept start up to produce projections and a business plan to obtain financing from private investors and investment bankers.

In January 2013, Mr. Henderson joined Motivating the Masses, Inc., with intentions to take the company public through a Form S-1 registration statement. Mr. Henderson worked with PCAOB auditors and the company’s legal counsel, and in September 2013, the company became effective and began filing quarterly reports with the SEC.

In 1998, Mr. Henderson received his Bachelor’s Degree in Finance from National University and went on to receive his Master’s Degree in Business Administration with a concentration in e-Business from National University in 2004.

The Company’s agreement with Mr. Henderson is for a period of three (3) months and may be extended with both parties’ consent.

Mr. Henderson has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Concurrent with Mr. Henderson’s appointment, the Company and Toh Kok Soon, the Company’s Chief Executive Officer and current Chief Financial Officer mutually agreed that Mr. Toh would cease to be the Company’s Chief Financial Officer. Mr. Toh will continue to serve as the Company’s Chief Executive Officer.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: February 12, 2019	By:	/s/ Toh Kok Soon
Toh Kok Soon
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

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